Exhibit 99.1

NDC Plaza
Atlanta, GA 30329-2010	NEWS RELEASE
404-728-2000

NDCHealth Reports Fourth Quarter and Fiscal Year-end Results

ATLANTA, August 10, 2005 – NDCHealth Corporation (NYSE: NDC), a leading provider of healthcare technology and information solutions, today announced financial and operating results for its fourth quarter and fiscal year ended May 27, 2005. Financial results for all periods are presented to reflect certain business operations sold or discontinued during fiscal 2005.

Total revenue from continuing operations was $99.8 million, a 5.8% increase from $94.3 million in the fourth quarter of fiscal 2004. Income from continuing operations for the fourth quarter was $0.4 million, or $0.01 per diluted share. This compared to a loss from continuing operations of $3.2 million, or ($0.09) per diluted share, in the same period in fiscal 2004. Net income after discontinued operations for the fourth quarter of fiscal 2005 was $0.3 million, or $0.01 per diluted share, compared to a net loss of $16.6 million, or ($0.47) per diluted share, in the fourth quarter of fiscal 2004.

Because management believes Restructuring, Special Governance and Other Charges, which include severance and corporate governance-related expenses and the settlement of certain litigation, are not reflective of the company’s core operating results over time, these charges are excluded from the calculation of adjusted EBITDA1 and adjusted income (loss) from continuing operations2. Adjusted EBITDA1, a non-GAAP measure, in the fourth quarter was $24.1 million, versus $20.1 million in the same period of fiscal 2004. Adjusted income from continuing operations2, also a non-GAAP measure, for the fourth quarter of fiscal 2005 was $0.16 per diluted share, compared to an adjusted loss from continuing operations in the fourth quarter of fiscal 2004 of ($0.04) per diluted share.

“We are encouraged by this quarter’s performance as we are making financial progress in each of our business units. Our execution improvements, combined with our increasing market penetration, are helping to deliver a sustainable financial and operating recovery,” said Walter Hoff, NDCHealth chairman and chief executive officer.

“Over the last twelve months, we implemented a number of actions to streamline NDCHealth and focus on what we believe are our best business operations and market opportunities. We accomplished this by selling certain businesses, simplifying our management structure and gaining market penetration with our newer products,” Hoff added. “However, our fourth quarter operating results were somewhat overshadowed by the restructuring, legal settlement and corporate governance costs that we believe should decrease over time. Therefore, we continue to believe our improving operating fundamentals and the results of our business actions point to clear signs that we can achieve long-term, sustainable growth in revenue and profit.”

For the full year of fiscal 2005, total revenue from continuing operations was $387.6 million compared to $395.8 million in fiscal 2004. Income from continuing operations in fiscal 2005 was $5.9 million, or $0.16 per diluted share, compared to income from continuing operations of $21.5 million, or $0.60 per diluted share, in fiscal 2004. Total net loss after discontinued operations was $6.6 million, or ($0.18) per diluted share, compared to net income of $6.9 million, or $0.19 per diluted share, in fiscal 2004.

Adjusted EBITDA1 for the full year was $88.3 million, versus $109.6 million for fiscal 2004. Adjusted income from continuing operations2 for fiscal 2005 was $0.41 per diluted share, compared to $0.71 per diluted share, a year ago.

Fourth Quarter Financial Review

Following the sale of certain business operations and interests during fiscal 2005, NDCHealth is now reporting four segments, which are Pharmacy Services and Systems, Hospital Solutions, Physician Solutions and Information Management.

NDCHealth Reports Fiscal Q4/Year-end Results	Page 2

On a business segment basis:

•	Pharmacy Services and Systems revenue decreased $1.8 million, or 5.4%, in the fourth quarter compared to the same quarter of fiscal 2004 as the $1.1 million, or 5.9%, increase in pharmacy transaction services revenue was more than offset by a decline in retail information sales and lower revenue from legacy system customers. Pharmacy Services and Systems revenue for the full year declined $1.7 million, or 1.3%, from fiscal 2004 as the $6.6 million, or 9.7%, increase in transaction services revenue was more than offset by lower systems and retail information revenue noted above.

•	Hospital Solutions revenue in the fourth quarter of fiscal 2005 increased $0.1 million, or 0.4%, from the fourth quarter of fiscal 2004, and increased $1.1 million or 7.2% from the most recent third quarter. The conversion to a recurring revenue model with the NDC ePREMIS® revenue cycle management solution is now delivering sequential revenue growth from increased sales and installations of NDC ePREMIS, which is increasing its share of NDCHealth transaction volumes and generating higher average revenue per transaction.

•	Physician Solutions has recovered from its change to cash terms in software sales as revenue increased $1.0 million, or 15.0%, in the fourth quarter of fiscal 2005 compared to the same period in fiscal 2004 due to higher system sales. The $3.1 million, or 29.5%, decline in revenue from the most recent third quarter reflects normal seasonality in sales as the company does not launch a new software solution upgrade during the fourth quarter as well as $1.6 million in revenue benefit recognized in the most recent third quarter related to discontinuing a software returns reserve that was no longer required.

•	Information Management revenue in the fourth quarter of fiscal 2005 increased $6.2 million, or 16.5%, compared to the same quarter last year, driven by new product growth from the company’s newer, advanced longitudinal and patient-level analytical solutions. This growth more than offset declines in legacy product offerings and revenue compression from certain pharmaceutical manufacturer customers.

On a consolidated basis:

•	Cost of Service decreased $0.6 million or 1.1% from the fourth quarter of fiscal 2004, reflecting lower data center, telecommunications and data costs as well as reduced personnel. These cost reduction initiatives were partially offset by a higher level of software development expense. For the full year, Cost of Service increased $6.2 million, or 3.2%, from the comparable period in fiscal 2004 due to increased net software development expense in the Pharmacy Services and Systems segment, higher implementation costs related to growth of NDC ePREMIS in the Hospital Solutions segment and increased data costs in the Information Management segment.

•	Sales, General and Administrative expense in the fourth quarter of fiscal 2005 rose $2.0 million, or 8.2%, from a year ago due to increased legal and audit-related professional fees, which offset a decrease in personnel costs. For the full year, Sales, General and Administrative expense increased $6.8 million, or 7.4% from the comparable period in fiscal 2004 due to increased corporate staff and professional fees as well as higher audit, insurance and litigation expenses.

•	Restructuring, Special Governance and Other Charges in the quarter increased $5.9 million from the fourth quarter of fiscal 2004, primarily due to a $4.7 million settlement of certain commercial litigation, as well as higher legal and governance-related expenses associated with stockholder litigation, the SEC investigation and professional fees associated with the strategic review initiated by the NDCHealth Board of Directors. For the full year, Restructuring, Special Governance and Other Charges were $15.0 million, versus $6.1 million in fiscal 2004.

NDCHealth Reports Fiscal Q4/Year-end Results	Page 3

•	Free cash flow[3], a non-GAAP measure, was $17.2 million and $5.9 million in the fourth quarter and full year of fiscal 2005, respectively.

•	Total outstanding debt at May 27, 2005 was $270.8 million, down from $302.9 million at the end of fiscal 2004.

Business Highlights

•	Pharmacy network services volume totaled more than 1.51 billion transactions in the fourth quarter of fiscal 2005, a 23.1% increase from the same period last year as NDCHealth continued to gain market share in core claims processing and increase penetration of its pre- and post-edit (PPE) transaction services.

•	In May 2005, NDCHealth was awarded a contract to provide electronic services to calculate Medicare beneficiaries’ True Out-Of-Pocket (TrOOP) costs following the drug benefit implementation starting January 1, 2006 as part of the Medicare Modernization Act of 2003. NDCHealth will provide routing of claims for benefits paid by entities other than Medicare back to the prescription drug plans to ensure that what seniors pay at pharmacy counters takes into account the proper level of their Medicare coverage. NDCHealth also will be responsible for facilitating retail pharmacy inquiries on Medicare enrollee benefit eligibility to their designated Medicare Part D insurance plan.

•	The company sold 101 PharmacyRx systems to regional and independent pharmacies during the fourth quarter, and a total of 268 during fiscal 2005. NDCHealth ended the period with an installed base of 383 pharmacies, and a scheduled installation backlog of 71 PharmacyRx systems heading into fiscal 2006. In addition, the company is progressing with its plan to roll out the NDC EnterpriseRx™ pharmacy management solution for regional and national chains, with live in-store use proceeding in one retail pharmacy location and an agreement to go into live testing in an additional store with another customer in the near future.

•	During the fourth quarter, the NDC ePREMIS revenue cycle management solution handled 26.8% of the hospital claims transactions processed for customers by NDCHealth, compared to 9.1% of the total hospital claims transactions processed by NDCHealth in the fourth quarter of fiscal 2004.

•	NDCHealth sold an additional 81 NDC ePREMIS units and installed 87 units during the fourth quarter of fiscal 2005, increasing the total NDC ePREMIS installed base to 558. The scheduled installation backlog moving into fiscal 2006 was 194 units.

•	As previously disclosed, NDCHealth is pursuing the potential sale of the company. The Blackstone Group L.P. and Goldman, Sachs & Co., acting as the company’s financial advisors, continue to work with NDCHealth to present the company’s business assets, strategy, market position and business outlook to a number of interested parties. A definitive decision has not been reached at this time, and NDCHealth notes there can be no assurance regarding the outcome of this process.

Financial Outlook

For the first quarter of fiscal 2006, management expects revenue to be in the range of $96.5 million to $98.5 million, a normal sequential trend for this seasonally low quarter. Adjusted EBITDA1 is expected to be in the range of $21.0 million to $23.0 million, excluding approximately $3.0 million in estimated Restructuring, Special Governance and Other Charges. This would compare to adjusted EBITDA of $18.2 million in the first quarter last year. Adjusted income per share from continuing operations2, excluding Restructuring, Special Governance and Other Charges, is expected to be in the range of $0.07 to $0.10 in the first quarter of fiscal 2006, versus $0.03 per diluted share in the same period of fiscal 2005.

NDCHealth Reports Fiscal Q4/Year-end Results	Page 4

Conference Call and Webcast

NDCHealth will host a conference call to discuss its financial results and business outlook beginning at 5:00 pm ET today, August 10, 2005. To listen to the conference call, please dial 877-421-3895 (706-679-0822 for international callers), or access the webcast through the Investor Relations page at www.ndchealth.com. A replay of the conference call will be available via webcast or by dialing 800-642-1687 (706-645-9291 for international callers) and entering conference ID 8072813.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements related to the company’s expected business outlook for fiscal year 2006 and financial guidance for the first quarter of fiscal 2006. These statements involve risks and uncertainties that may cause actual results to differ materially. The company’s business outlook and the projected results for future periods are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but may be beyond management’s control. Forward- looking statements are only predictions and are not guarantees of performance, and include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions. These statements include, among others, statements regarding the company’s expected business outlook, anticipated financial and operating results, its business strategy and means to implement the strategy, the company’s objectives, the amount and timing of future capital expenditures, the likelihood of the company’s success in developing and introducing new products and expanding its business, the timing of the introduction of new and modified products or services, financing plans, working capital needs and sources of liquidity. These forward-looking statements are based on management’s beliefs and assumptions, which in turn are based on currently available information. Important risks and assumptions relating to the forward-looking statements include, without limitation: (1) the potential sale of the company; (2) the company’s ability to comply with the Sarbanes-Oxley Act of 2002; (3) demand for the company’s products and services; (4) the company’s ability to expand in new and existing markets; (5) the cost of product development; (6) the timely completion, market demand and acceptance of the company’s products; (7) competitive forces; (8) industry conditions affecting NDCHealth’s customers; (9) expected pricing levels; (10) expected growth of revenue and net income; (11) access to data from suppliers; (12) complex state and federal regulations and their impact on the demand for information products or availability of certain data; (13) the timing and cost of planned capital expenditures; (14) the availability of capital to invest in business growth and expansion; (15) the timing of recognition of certain revenue; (16) the potential for information or network services interruptions; (17) adequate protection of proprietary technology; (18) unanticipated changes in accounting rules and/or interpretations; (19) outcomes and cost of litigation and/or the Securities and Exchange Commission investigation; (20) the company’s ability to maintain compliance with certain restrictive debt covenants; and (21) the company’s substantial indebtedness, which could adversely affect its financial condition, results of operations and liquidity. Many of these risk factors and assumptions are beyond the company’s ability to control or predict, and are not intended to represent a complete list of all risks and uncertainties inherent in the company’s business, and should be read in conjunction with the more detailed cautionary statements included in NDCHealth’s Annual Report on Form 10-K for the fiscal year ended May 27, 2005 and other company filings with the Securities and Exchange Commission. The company believes its forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on the company’s current assumptions and expectations. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update publicly any of them in light of new information or future events.

About NDCHealth

NDCHealth is a leading information solutions company serving all sectors of healthcare. Its network solutions automate the exchange of information among pharmacies, payers, hospitals and physicians. Its systems and information management solutions help improve operational efficiencies and business decision making for providers, retail pharmacy and pharmaceutical manufacturers.

NDCHealth Reports Fiscal Q4/Year-end Results	Page 5

Headquartered at Atlanta, Ga., NDCHealth provides information vital to the delivery of healthcare every day. For more information, visit www.ndchealth.com.

NDCHealth is a trademark of NDCHealth Corporation. All other company and product names mentioned may be trademarks of the company.

[1].	Adjusted EBITDA, a non-GAAP measure, can be derived from the company’s Condensed Consolidated Statements of Operations, and is defined as Operating Income before Depreciation and Amortization, and Restructuring, Special Governance and Other Charges. Reconciliation of adjusted EBITDA to Operating Income, the most directly comparable GAAP financial measure, is provided in an accompanying table.

[2].	Adjusted income from continuing operations, a non-GAAP measure, can be derived from the company’s Condensed Consolidated Statements of Operations, and is defined as Income from Continuing Operations before Restructuring, Special Governance and Other Charges. Reconciliation of adjusted income from continuing operations to Income from Continuing Operations, the most directly comparable GAAP financial measure, is provided in an accompanying table.

[3].	Free cash flow, a non-GAAP measure, can be derived from the company’s Condensed Consolidated Statements of Cash Flows, and is defined as net cash (used in) provided by operating activities less capital expenditures and dividends paid. Reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, is provided in an accompanying table.

Contact:

Robert Borchert

VP-Investor Relations

404-728-2906

robert.borchert@ndchealth.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NDCHealth Corporation and Subsidiaries

(Unaudited)

(In Thousands, Except Per Share Data)

	Three Months Ended
	May 27, 2005	May 28, 2004
Revenue	$99,755	$94,311

Operating Expenses:
Cost of Service	49,546	50,100
Sales, General and Administrative	26,084	24,102
Depreciation and Amortization	9,720	9,715
Restructuring, Special Governance and Other Charges	8,640	2,771

	93,990	86,688

Operating Income	5,765	7,623

Other Income (Expense):
Interest and Other Income	230	96
Interest and Other Expense	(6,582)	(6,317)
Loss Related to Investments	—	(4,475)
Early Extinguishment of Debt	—	(143)

	(6,352)	(10,839)

Loss from Continuing Operations before Income Taxes	(587)	(3,216)

Provision for Income Taxes (Benefit)	(997)	(58)

Income (Loss) from Continuing Operations	410	(3,158)
Loss from Discontinued Operations	(154)	(13,393)

Net Income (Loss)	$256	$(16,551)

Basic Earnings (Loss) Per Share:
Income (Loss) from Continuing Operations	$0.01	$(0.09)

Discontinued Operations	$—	$(0.38)

Total	$0.01	$(0.47)

Weighted Average Shares Outstanding	35,800	35,569

Diluted Earnings (Loss) Per Share:
Income (Loss) from Continuing Operations	$0.01	$(0.09)

Discontinued Operations	$—	$(0.38)

Total	$0.01	$(0.47)

Weighted Average Shares Outstanding	35,947	35,569

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NDCHealth Corporation and Subsidiaries

(In Thousands, Except Per Share Data)

	Year Ended
	May 27, 2005	May 28, 2004
Revenue	$387,558	$395,815

Operating Expenses:
Cost of Service	200,441	194,206
Sales, General and Administrative	98,828	92,013
Depreciation and Amortization	39,902	35,598
Restructuring, Special Governance and Other Charges	14,977	6,068

	354,148	327,885

Operating Income	33,410	67,930

Other Income (Expense):
Interest and Other Income	460	467
Interest and Other Expense	(25,406)	(27,567)
Loss Related to Investments	—	(4,475)
Early Extinguishment of Debt	—	(143)

	(24,946)	(31,718)

Income from Continuing Operations before Income Taxes	8,464	36,212

Provision for Income Taxes	2,534	14,709

Income from Continuing Operations	5,930	21,503
Loss from Discontinued Operations	(12,569)	(14,652)

Net Income (Loss)	$(6,639)	$6,851

Basic Earnings (Loss) Per Share:
Income from Continuing Operations	$0.17	$0.61

Discontinued Operations	$(0.35)	$(0.42)

Total	$(0.19)	$0.20

Weighted Average Shares Outstanding	35,708	35,101

Diluted Earnings (Loss) Per Share:
Income from Continuing Operations	$0.16	$0.60

Discontinued Operations	$(0.35)	$(0.41)

Total	$(0.18)	$0.19

Weighted Average Shares Outstanding	35,957	35,847

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NDCHealth Corporation and Subsidiaries

(In Thousands)

	Year Ended
	May 27,	May 28,
	2005	2004
Cash flows from operating activities:
Net income (loss)	$(6,639)	$6,851
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Loss on discontinued operations	12,569	14,652
Loss related to investments	—	4,475
Non-cash restructuring and other charges	547	453
Depreciation and amortization	39,902	35,598
Deferred income taxes	2,417	15,346
Allowance for doubtful accounts	7,224	8,926
Other, net	5,300	4,877

Total	61,320	91,178

Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	4,397	(7,834)
Prepaid expenses and other assets	4,272	(2,756)
Accounts payable and accrued liabilities	(6,957)	8,928
Accrued interest on long-term debt	(399)	(2,550)
Deferred revenue	(22,673)	11,453

Total	(21,360)	7,241

Net cash provided by operating activities	39,960	98,419

Cash flows from investing activities:
Capital expenditures-Property Acquisitions	(15,626)	(15,435)
Capital expenditures-Capitalized External Use Software	(15,574)	(23,006)
Proceeds from the sale of equipment	1,966	3,187
Acquisitions and other investing activities	(2,919)	(20,446)

Net cash used in investing activities	(32,153)	(55,700)

Cash flows from financing activities:
Net Repayments/ borrowings under lines of credit	29,100	—
Principal payments under long-term debt arrangements	(61,174)	(26,433)
Net cash (used in) provided by refinancing activities	—	(399)
Net issuances related to stock activities	415	9,273
Dividends paid	(2,880)	(5,694)

Net cash (used in) provided by financing activities	(34,539)	(23,253)

Cash provided by divestiture of discontinued operations	28,274	—
Net cash used in discontinued operations	(8,337)	(8,061)

Decrease in cash and cash equivalents	(6,795)	11,405
Cash and cash equivalents, beginning of period	24,585	13,180

Cash and cash equivalents, end of period	$17,790	$24,585

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CONDENSED CONSOLIDATED BALANCE SHEETS

NDCHealth Corporation and Subsidiaries

(In Thousands, Except Per Share Data)

	May 27,	May 28,
	2005	2004
ASSETS
Current Assets:
Cash and Cash Equivalents	$17,790	$24,585
Accounts Receivable (Less Allowance of $6,603 and $7,236, respectively)	50,977	62,169
Prepaid Expenses	22,777	25,287
Deferred Income Taxes	6,214	3,476
Other Current Assets	8,843	11,759
Total Assets of Discontinued Operations	36,245	89,611

Total Current Assets	142,846	216,887

Property and Equipment, Net	69,842	77,757
Capitalized External Use Software Held For Sale, Net	68,474	61,567
Goodwill	351,474	356,928
Intangible Assets, Net	61,886	71,760
Debt Issuance Cost	11,496	12,963
Deferred Income Taxes	18,350	15,092
Other Assets	25,299	22,561

Total Assets	$749,667	$835,515

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current Portion of Long-term Debt	$31,529	$33,511
Trade Accounts Payable	24,033	29,334
Accrued Compensation and Benefits	9,901	6,034
Accrued Interest	10,524	10,923
Other Accrued Liabilities	34,772	30,403
Deferred Revenue	33,795	53,801
Total Liabilities of Discontinued Operations	11,967	37,894

Total Current Liabilities	156,521	201,900

Deferred Revenue	4,602	7,208
Other Non-current Liabilities	26,789	29,225
Long-term Debt	239,255	269,347

Total Liabilities	427,167	507,680

Commitments and Contingencies	—	—

Stockholders’ Equity:
Preferred Stock, par value $1.00 per share; 1,000,000 shares authorized, none issued	—	—
Common Stock, par value $.125 per share; 200,000,000 shares authorized; 36,210,808 and 36,006,641 shares issued, respectively.	4,526	4,501
Capital in excess of par value	248,446	245,314
Retained Earnings	70,907	80,426
Deferred Compensation	(5,039)	(7,694)
Other Comprehensive Income	3,660	5,288

Total Stockholders’ Equity	322,500	327,835

Total Liabilities and Stockholders’ Equity	$749,667	$835,515

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